UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2008

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

622 Broadway, New York, NY		10012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code     (646) 536-2842

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On August 14, 2008, Take-Two Interactive Software, Inc. (the “Company”), announced that Gary Dale, 47, was appointed as its Chief Operating Officer, effective as of July 1, 2008.  The press release announcing Mr. Dale’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.  Mr. Dale previously served as Executive Vice President of the Company.

The principal terms of Mr. Dale’s employment as Chief Operating Officer are set forth in a new employment agreement entered into on August 14, 2008, between the Company and Mr. Dale (the “Employment Agreement”).  The Employment Agreement is effective as of July 1, 2008 and supersedes the Employment Term Sheet between the Company and Mr. Dale, dated November 15, 2007, as amended by the letter agreement between the Company and Mr. Dale, dated March 15, 2008, pursuant to which Mr. Dale served as Executive Vice President of the Company.

Pursuant to the terms of the Employment Agreement, Mr. Dale will serve as Chief Operating Officer of the Company for the period commencing as of July 1, 2008 and ending on October 31, 2011 (the “Expiration Date”).  Mr. Dale’s principal place of employment will initially be the Company’s executive offices in England, but he is required to relocate to the Company’s executive offices in New York City by no later than July 1, 2009.

Mr. Dale will receive an annual base salary of $612,000, which base salary will be payable in British Pounds at the annual rate of £313,000 prior to his relocation.  During each fiscal year of his employment, Mr. Dale will be eligible to receive an annual bonus of up to 75% of his base salary, based on the achievement of actual global corporate EBITDA by the Company, as compared to a budgeted amount.  For fiscal year 2008, such annual bonus will not be less than $275,000 (the “2008 Minimum Bonus”).  In addition, Mr. Dale will receive a one time grant of 75,000 restricted shares of the Company’s common stock (the “Shares”) pursuant to the Company’s Incentive Stock Plan, as amended (the “Sign-on Grant”).  One-third of the Shares will vest on each of the first, second and third anniversaries of the grant date.

The Employment Agreement provides that upon termination without Cause or resignation for Good Reason, subject to his signing and not revoking a general release of claims, the Company will provide Mr. Dale with COBRA coverage at its expense for up to 12 months following his termination and will pay him a cash lump sum in the amount of (i) Mr. Dale’s annual salary, (ii) a termination bonus equal to the 2008 Minimum Bonus if such termination occurs during fiscal year 2008 or 50% of his annual salary if such termination occurs after fiscal year 2008 ((i) and (ii) the “Severance Payment”), plus (iii) any earned but unpaid bonuses for the last full fiscal year of Mr. Dale’s employment.  However, Mr. Dale may elect to forfeit his right to receive the Severance Payment in which event he will not be subject to any restrictions against competing with the Company following such termination or resignation.  In addition, upon a termination without Cause or resignation for Good Reason all outstanding options and shares of restricted stock granted to Mr. Dale that have not vested as of the date of such termination will immediately vest and, as applicable, become immediately exercisable.

If Mr. Dale’s employment is terminated by the Company for Cause or upon expiration of the term of the Employment Agreement, then the Company may elect to subject him to restrictions against competing with the Company for a period of six months following such termination.  In the event that the Company makes such election, then subject to his signing and not revoking a general release of claims, Mr. Dale will receive continued payment of his base salary for a period of six months following his termination.

If Mr. Dale resigns without Good Reason, then he will be subject to restrictions against competing with the Company for a period of the lesser of six months following such resignation or from the date of such resignation until the Expiration Date, except that if Mr. Dale resigns within 6 months prior to Expiration Date the Company may elect to extend such non-compete period beyond the Expiration Date (but in no event beyond 6 months from the date of resignation) and, subject to his signing and not revoking a general release of claims, pay Mr. Dale his base salary during any period that such non-competition restriction extends beyond the Expiration Date.

Subject to the foregoing, Mr. Dale otherwise agreed not to compete with the Company while employed or for a period of either six months or one year following termination determined based on the reason for such termination.  In addition, Mr. Dale has agreed that he will not solicit any of the Company’s customers or personnel while employed by the Company and for a period of one year thereafter, on the terms set forth in the Employment Agreement.

For the purposes of the Employment Agreement, “Cause” generally means Mr. Dale’s:

•                                continued failure to substantially perform his duties;

•                                criminal conviction for having engaged in criminal misconduct that is demonstrably injurious to the Company;

•                                conviction for a felony;

•                                gross negligence which adversely affects the Company; or

•                                material failure to adhere to the Company’s material written policies or to cooperate in any bonafide investigation or inquiry involving the Company.

For the purposes of the Employment Agreement, “Good Reason” generally means the occurrence of any of the following events without Mr. Dale’s consent:

•                                a material breach of the Employment Agreement by the Company or a material diminution in Mr. Dale’s title, position, authority, duties or responsibilities;

•                                Mr. Dale being assigned duties or responsibilities substantially inconsistent with his position or duties;

•                                a change in Mr. Dale’s reporting such that he does not report solely and directly to the Company’s Chief Executive Officer; or

•                                the Company requiring that the principal place of employment for his duties be located outside of a 10 mile radius of London, England, or Windsor, England prior to July 1, 2009, or New York City, New York, on or after July 1, 2009.

If Mr. Dale dies or his employment is terminated by the Company due to his suffering a Disability, he (or his estate as applicable) will receive a pro rata target bonus for the year of termination and all outstanding options and shares of restricted stock granted to Mr. Dale that have not vested as of the date of such termination will immediately vest and, as applicable, become immediately exercisable.

The Employment Agreement further provides that upon a Change in Control:

•                                all outstanding options and shares of restricted stock granted to Mr. Dale prior to calendar year 2008 which have not vested as of the date of such Change in Control will immediately vest and, as applicable, become immediately exercisable;

•                                if such Change in Control occurs on or prior to March 31, 2009, then 37,500 of the Shares granted to Mr. Dale pursuant to the Sign-on Grant will immediately vest; and

•                                if such Change in Control occurs following March 31, 2009, then all of the outstanding Shares granted to Mr. Dale pursuant to the Sign-on Grant which have not vested as of the date of such Change in Control will immediately vest.

For purposes of the Employment Agreement, a “Change in Control” will generally be deemed to occur upon:

•                                an acquisition of 50% or more of either the outstanding shares of the Company’s common stock or the combined voting power of the Company’s then outstanding voting securities;

•                                a merger or consolidation of the Company or any of its subsidiaries that results in the Company’s stockholders prior thereto continuing to represent less than 50% of the combined voting power of the Company’s or the surviving entities voting securities after the merger or consolidation; or

•                                the sale of all, or substantially all, of the Company’s assets.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1      Press Release dated August 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

By:	/s/ Daniel P. Emerson
Name: Daniel P. Emerson
	Title:	Vice President and Associate
General Counsel

Date:  August 14, 2008

Exhibit Index

Exhibits

99.1	Press Release dated August 14, 2008.